Q2 2024 Earnings Presentation August 7, 2024 Exhibit 99.2

2 Questions & Answer Introduction Redeate (Red) Tilahun Senior Manager, Investor Relations and Financial Reporting Operational Highlights Chris Bradshaw President and CEO Financial Review Jennifer Whalen SVP, Chief Financial Officer Concluding Remarks Chris Bradshaw President and CEO Q2 2024 Earnings Call 01 02 03 04 05

3 Cautionary Statement Regarding Forward-Looking Statements This presentation contains “forward-looking statements.” Forward-looking statements represent Bristow Group Inc.’s (the “Company’s”) current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words and, for the avoidance of doubt, include all statements herein regarding the Company's financial outlook and targets for the periods mentioned and; the Company's operational outlook; the Company’s plans and expectations with respect to government services contracts; and expectations with respect to EBITDA growth and the Company’s capital allocation strategy. These statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, reflect management’s current views with respect to future events and therefore are subject to significant risks and uncertainties, both known and unknown. The Company’s actual results may vary materially from those anticipated in forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Forward-looking statements (including the Company's financial outlook and targets for the periods mentioned and operational outlook) speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based that occur after the date hereof except as may be required by applicable law. Risks that may affect forward-looking statements include, but are not necessarily limited to, those relating to: the impact of supply chain disruptions and inflation and our ability to recoup rising costs in the rates we charge to our customers; our reliance on a limited number of helicopter manufacturers and suppliers and the impact of a shortfall in availability of aircraft components and parts required for maintenance and repairs of our helicopters, including significant delays in the delivery of parts for our S92 fleet; our reliance on a limited number of customers and the reduction of our customer base as a result of consolidation and/or the energy transition; public health crises, such as pandemics (including COVID-19) and epidemics, and any related government policies and actions; our inability to execute our business strategy for diversification efforts related to government services and advanced air mobility; the potential for cyberattacks or security breaches that could disrupt operations, compromise confidential or sensitive information, damage reputation, expose to legal liability, or cause financial losses; the possibility that we may be unable to maintain compliance with covenants in our financing agreements; global and regional changes in the demand, supply, prices or other market conditions affecting oil and gas, including changes resulting from a public health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries (OPEC) and other producing countries; fluctuations in the demand for our services; the possibility of significant changes in foreign exchange rates and controls; potential effects of increased competition and the introduction of alternative modes of transportation and solutions; the possibility that portions of our fleet may be grounded for extended periods of time or indefinitely (including due to severe weather events); the possibility of political instability, civil unrest, war or acts of terrorism in any of the countries where we operate or elsewhere; the possibility that we may be unable to re-deploy our aircraft to regions with greater demand; the existence of operating risks inherent in our business, including the possibility of declining safety performance; the possibility of changes in tax, environmental and other laws and regulations and policies, including, without limitation, actions of the governments that impact oil and gas operations, favor renewable energy projects or address climate change; any failure to effectively manage, and receive anticipated returns from, acquisitions, divestitures, investments, joint ventures and other portfolio actions; the possibility that we may be unable to dispose of older aircraft through sales into the aftermarket; the possibility that we may impair our long-lived assets and other assets, including inventory, property and equipment and investments in unconsolidated affiliates; general economic conditions, including interest rates or uncertainty in the capital and credit markets; the possibility that reductions in spending on aviation services by governmental agencies where we are seeking contracts could adversely affect or lead to modifications of the procurement process or that such reductions in spending could adversely affect search and rescue (“SAR”) contract terms or otherwise delay service or the receipt of payments under such contracts; the effectiveness of our environmental, social and governance initiatives. If one or more of the foregoing risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. We have included important factors in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 which we believe over time, could cause our actual results, performance or achievements to differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. You should consider all risks and uncertainties disclosed in the Annual Report and in our filings with the United States Securities and Exchange Commission (the “SEC”), all of which are accessible on the SEC’s website at www.sec.gov.

4 Non-GAAP Financial Measures Reconciliation In addition to financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), this presentation includes certain non-GAAP measures including EBITDA, Adjusted EBITDA, Net Debt, Free Cash Flow and Adjusted Free Cash Flow. Each of these measures, detailed below, have limitations, and are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company’s financial statements prepared in accordance with GAAP (including the notes), included in the Company’s filings with the SEC and posted on the Company’s website. EBITDA is defined as Earnings before Interest expense, Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for certain special items that occurred during the reported period and noted in the applicable reconciliation. The Company includes EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of its operating performance. Management believes that the use of EBITDA and Adjusted EBITDA is meaningful to investors because it provides information with respect to the Company’s ability to meet its future debt service, capital expenditures and working capital requirements and the financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis. Neither EBITDA nor Adjusted EBITDA is a recognized term under GAAP. Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. There are two main ways in which foreign currency fluctuations impact the Company’s reported financials. The first is primarily non-cash foreign exchange gains (losses) that are reported in the Other Income line on the Income Statement. These are related to the revaluation of balance sheet items, typically do not impact cash flows, and thus are excluded in the Adjusted EBITDA presentation. The second is through impacts to certain revenue and expense items, which impact the Company’s cash flows. The primary exposure is the GBP/USD exchange rate. This presentation provides a reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (in thousands, unaudited). The Company is unable to provide a reconciliation of forecasted Adjusted EBITDA (non-GAAP) for 2024 and 2025 included in this presentation to projected net income (GAAP) for the same periods because components of the calculation are inherently unpredictable. The inability to forecast certain components of the calculation would significantly affect the accuracy of the reconciliation. Additionally, the Company does not provide guidance on the items used to reconcile projected Adjusted EBITDA due to the uncertainty regarding timing and estimates of such items. Therefore, the Company does not present a reconciliation of forecasted Adjusted EBITDA (non-GAAP) to net income (GAAP) for 2024, 2025 or 2026. Free Cash Flow represents the Company’s net cash provided by operating activities less maintenance capital expenditures. In prior periods, the Company’s Free Cash Flow was calculated as net cash provided by (used in) operating activities plus proceeds from disposition of property and equipment less purchases of property and equipment. Management believes that the change in the Company’s free cash flow calculation, as presented herein, better represents the Company’s cash flow available for discretionary purposes, including growth capital expenditures. Adjusted Free Cash Flow is Free Cash Flow adjusted to exclude costs paid in relation to a PBH maintenance agreement buy-in, reorganization items, costs associated with recent mergers, acquisitions and ongoing integration efforts, as well as other special items which include nonrecurring professional services fees and other nonrecurring costs or costs that are not related to continuing business operations. Management believes that Free Cash Flow and Adjusted Free Cash Flow are meaningful to investors because they provide information with respect to the Company’s ability to generate cash from the business. The GAAP measure most directly comparable to Free Cash Flow and Adjusted Free Cash Flow is net cash provided by operating activities. Since neither Free Cash Flow nor Adjusted Free Cash Flow is a recognized term under GAAP, they should not be used as an indicator of, or an alternative to, net cash provided by operating activities. Investors should note numerous methods may exist for calculating a company's free cash flow. As a result, the method used by management to calculate Free Cash Flow and Adjusted Free Cash Flow may differ from the methods used by other companies to calculate their free cash flow. As such, they may not be comparable to other similarly titled measures used by other companies. The Company also presents Net Debt, which is a non-GAAP measure, defined as total principal balance on borrowings less unrestricted cash and cash equivalents. The GAAP measure most directly comparable to Net Debt is total debt. Since Net Debt is not a recognized term under GAAP, it should not be used as an indicator of, or an alternative to, total debt. Management uses Net Debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. Management believes this metric is useful to investors in determining the Company’s leverage position since the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt. A reconciliation of each of EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding gains or losses on asset dispositions, Free Cash Flow, Adjusted Free Cash Flow, and Net Debt is included elsewhere in this presentation.

5 6% Light Twin 13% Single Engine 8% Fixed Wing/ UAS 31% S92 10% AW189 25% AW139 7% Other Heavy/ Medium 30% Americas 53% Europe 7% Asia Pacific 10% Africa 1% Other 66% Offshore Energy Services 8% Fixed Wing Services 25% Government Services 214 $1.3 bn $1.3 bn Operating Revenues by Region(2)Aircraft Fleet(1) — 81% Owned Operating Revenues by End Market(3) Leading Global Provider of Innovative and Sustainable Vertical Flight Solutions Presence on 6 Continents Customers in 18 Countries Publicly Traded on NYSE (VTOL) Global Employees 3,328 Total 855 Pilots 845 Mechanics (1) As of 6/30/2024; see slide 14 for further details (2) Reflects LTM operating revenues by region as of 6/30/2024; see slide 18 for reconciliation (3) Reflects LTM operating revenues by end market as of 6/30/2024; see slide 17 for reconciliation

6 Q2 2024 Results – Sequential Quarter Comparison Operating revenues were $23.1 million higher than the Preceding Quarter(1) primarily due to higher utilization and increased rates in offshore energy services (“OES”) and fixed wing services, partially offset by lower revenues in government services General and administrative expenses were $1.6 million higher than the Preceding Quarter primarily due to higher professional services fees, partially offset by lower personnel and insurance costs (1) “Current Quarter” refers to the three months ended June 30, 2024, and the “Preceding Quarter” refers to the three months ended March 31, 2024 (2) Adjusted EBITDA excludes special items. See slide 15 for a description of special items and reconciliation to net income $329 $352 0 100 200 300 400 Q1 2024 Q2 2024 $ i n m il li o n s Operating Revenues Adjusted EBITDA, excl. Asset Sales & Foreign Exchange $47 $71 $0 $20 $40 $60 $80 Q1 2024 Q2 2024 $ i n m il li o n s Adjusted EBITDA, excl. asset sales and foreign exchange(2), increased by $23.8 million (+50% sequential growth) Operating expenses were $0.9 million lower in the Current Quarter primarily due to lower operating personnel salaries and leased-in equipment costs, partially offset by higher repairs and maintenance and other operating costs related to increased activity +50%

7 Increases 2024 and 2025 Outlook (1) 2024E and 2025E: Estimates. 2026T: Target (2) The outlook projections provided for 2024, 2025 and 2026 are based on the Company’s current estimates, using information available at this point in time, and are not a guarantee of future performance. Please refer to Cautionary Statement Regarding Forward-Looking Statements on slide 3, which discusses risks that could cause actual results to differ materially. RAISED RAISED Operating revenues (in USD, millions) 2024E(1) 2025E(1) Offshore energy services $900 - $930 $910 - $1,020 Government services $330 - $345 $405 - $445 Fixed wing services $120 - $130 $120 - $140 Other services $5 - $10 $5 - $10 Total operating revenues $1,355 - $1,415 $1,440 - $1,615 Adjusted EBITDA, excluding asset dispositions and foreign exchange $210 - $230 $230 - $260 Cash interest ~$40 ~$45 Cash taxes $20 - $25 $20 - $25 Maintenance capital expenditures $15 - $20 $15 - $20 UNCHANGED 2026T(1)(2) $965 - $1,155 $430 - $460 $125 - $150 $5 - $10 $1,525 - $1,775 $275 - $335 ~$45 $25 - $30 $20 - $25

8 Africa OES Increased rates and utilization. Upside expected to endure, absent additional supply chain headwinds UK OES Higher ad hoc activity on attractive rates during H1 2024. Expected to reduce in H2 2024 Americas OES H1 2024 benefited from short-term projects on attractive rates and timing of expenses. Expected to reduce in H2 2024 Government Services Impacted by penalties due to availability, primarily related to supply chain challenges, which is expected to persist through 2024 2024E Increased Outlook Drivers Note: The components in the chart above are illustrative. Initial and revised 2024 outlook amounts reflect the mid-point of outlook ranges Fixed Wing Higher yields in scheduled passenger transport and a short-term increase in charter activity $220 $205 (Adjusted EBITDA, $mm)

9 Full Year Impacts of new contracts commenced in prior year Attractive Leading-Edge Rates New and renewing contracts expected to be at more favorable rates compared to expiring contracts and continuing to reset well into 2026 Investment in Fleet Added capacity from new aircraft deliveries will be deployed on contracts with attractive terms and better pricing Additional Activity/Utilization Accelerating offshore energy growth is expected across the markets we operate in Investments and Accelerating Upcycle Driving Long-Term Growth 2023A Run Rate Impacts Government Services OES Utilization OES Rates 2026T Note: The components in the chart above are illustrative. Target amount for 2026T represents the mid-point of the range. $171 $305 (Adjusted EBITDA, $mm)

10 Strong Balance Sheet and Liquidity Position Actual Amount Rate Maturity ($mm, as of 6/30/2024) Cash $182 ABL Facility ($85mm)(2) — SOFR+200 bps May-27 Senior Secured Notes 400 6.875% Mar-28 UKSAR Debt 187 SONIA+275 bps Mar-36 IRCG Debt 24 EURIBOR+195 bps Jun-31 Total Debt(2) $ 611 Less: Unrestricted Cash $ (179) Net Debt $ 432 Illustrative Annual Debt Maturity Profile (1) Balances reflected as of 6/30/2024. (2) Reflects principal balance of total debt (3) As of 6/30/2024, the ABL facility had $3.1 million in letters of credit drawn against it and availability of $67.8 million (4) The illustrative UKSAR Debt balance shown assumes a GBP/USD exchange rate of 1.27; assumes full utilization of £55mm facility announced in January 2024 (5) The IRCG Debt assumes a EUR/USD rate of 1.08, €99mm of the €100mm facility is drawn and that Bristow exercises the full two-year availability period followed by a five-year term. No principal payments are required during the availability period Unfunded capital commitments of $315.8 million, consisting primarily of aircraft purchases(1) $178.6 million of unrestricted cash and total liquidity of $246.4 million(1) $17 $19 $19 $19 $19 $19 $19 $19 $19 $19 $19 $19 $5 $11 $11 $11 $11 $11 $53 $400 $0 $100 $200 $300 $400 $500 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 UKSAR Debt IRCG Debt ABL Facility Commitment Senior Secured Notes Entered into a long-term equipment financing for up to €100 million at attractive rates. The credit facility is expected to fund during 2024 and will support obligations under the IRCG contract. The Company has drawn €46 million to date under this facility Funded approximately £26 million of previously announced £55 million upsizing of UKSAR Debt

11 Offshore Capex Forecast Global upstream capex is expected to remain robust in 2024, primarily driven by offshore spending, which is anticipated to grow by 15.6% to $213.2 billion Offshore growth is broad-based, and the largest growth is expected in Africa (+34.3% to $27.3 billion), Latin America (+22.5% to $51.9 billion) The offshore growth trend is expected to continue through the decade, with total upstream offshore capex reaching $274 billion by 2028Source: Evercore ISI, Offshore Oracle – May 2024 0 50 100 150 200 250 300 2014 2016 2018 2020 2022 2024 2026 2028 OFFSHORE E&P CAPEX BY REGION ($ BILLION), 2014-2028E Africa Asia-Pacific Europe Middle East North America Russian and Caspian Latin America

Advancing Government SAR

2nd Generation UK SAR Contract (UKSAR2G)

An Effective Transition Plan

Investing capital to ensure a successful transition of operations to the new £1.6 billion UKSAR2G contract

Maritime & Coastguard Agency

- New contract transitions beginning September 30, 2024 through December 31, 2026
- New contract combines existing rotary and fixed wing services into fully integrated, innovative solution led by Bristow
- Estimated capital investment range of $155-$165 million for six new AW139 aircraft and modifications to existing aircraft

Irish Coast Guard Contract (IRCG)

Significant Addition to Bristow's Government Services Offering

The newly awarded 10-year, approximately €670 million contract will provide for day and night-time operations of four helicopter bases

Irish Coast Guard
GARDA COSTA na hÉIREANN

- New contract transitions beginning in October 2024, through July 1, 2025. Contract term of 10 years + up to 3-year extension option
- In addition to the helicopter service, the new Coast Guard aviation service will, for the first time, also include a fixed wing aircraft element. Provides for the day and night-time operation of four helicopter bases
- Estimated capital investment range of $135-$145 million for five new AW189 aircraft and modifications to an existing aircraft

Plans to fund the investment with cash on hand, operating cash flows, debt financing and potential aircraft leasing

	CY22-2023	CY2024	CY2025	Total
Investment (UKSAR2G)	$51mm	$97mm	$10mm	$158mm
Investment (IRCG)	$35mm	$99mm	$8mm	$142mm
Total Investment	$86mm	$196mm	$18mm	$300mm
Amounts Invested to Date	$157mm (52%) Completed			

Note: Illustrative payment schedule as of July 31, 2024. Amounts reflected in each period are based on an estimated payment schedule and actual timing of payments at the end of each period may vary without impacting total investment amounts

Bristow

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13 Appendix Fleet Overview1 2 Reconciliation of Adjusted EBITDA 3 Adjusted Free Cash Flow Reconciliation 4 Operating Revenues and Flight Hours by Line of Service 5 LTM Operating Revenues by Region

Fleet Overview

	NUMBER OF AIRCRAFT[1]			
TYPE	OWNED AIRCRAFT	LEASED AIRCRAFT	TOTAL AIRCRAFT	AVERAGE AGE (YEARS)[2]
Heavy Helicopters:				
S92	37	29	66	14
AW189	17	4	21	8
	54	33	87	
Medium Helicopters:				
AW139	49	4	53	13
S76 D/C++	15	—	15	13
AS365	1	—	1	35
	65	4	69	
Light—Twin Engine Helicopters:				
AW109	4	—	4	17
EC135	9	1	10	15
	13	1	14	
Light—Single Engine Helicopters:				
AS350	15	—	15	26
AW119	13	—	13	18
	28	—	28	
Total Helicopters	160	38	198	14
Fixed wing	9	3	12	
Unmanned Aerial Systems ("UAS")	4	—	4	
Total Fleet	173	41	214	

	HEAVY	MEDIUM	LIGHT TWIN	TOTAL
Under construction[3]	7	6	5	18
On order[4]	5		5	10
Options[5]	10		10	20

1) As of 6/30/2024
2) Reflects the average age of helicopters that are owned by the Company.
3) Under construction reflects new aircraft that the Company has either taken ownership of and are undergoing additional configuration before being put into service or are currently under construction by the Original Equipment Manufacturer ("OEM") and pending delivery. Includes seven AW189 heavy helicopters (of which one was delivered and is undergoing additional configuration), six AW139 medium helicopters (of which two were delivered and are undergoing additional configuration) and five H135 light-twin helicopters.
4) On order reflects aircraft that the Company has commitments to purchase but construction has not yet begun. Includes five AW189 heavy helicopters and five AW169 light-twin helicopters.
5) Options include ten AW189 heavy helicopters and ten H135 light-twin helicopters.

Bristow

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15 Reconciliation of Adjusted EBITDA (2) Other special items include professional services fees that are not related to ongoing business operations and other nonrecurring costs Three Months Ended ($000s) June 30, 2024 March 31, 2024 December 31, 2023 September 30, 2023 LTM Net income (loss) $ 28,191 $ 6,632 $ (8,103) $ 4,345 $ 31,065 Depreciation and amortization expense 16,848 17,169 17,007 17,862 68,886 Interest expense, net 9,385 9,472 11,274 10,008 40,139 Income tax expense (benefit) 9,245 2,508 21,598 22,637 55,988 EBITDA $ 63,669 $ 35,781 $ 41,776 $ 54,852 $ 196,078 Special items (1) 6,639 5,072 5,949 7,458 25,118 Adjusted EBITDA $ 70,308 $ 40,853 $ 47,725 $ 62,310 $ 221,196 (Gains) losses on disposals of assets, net 224 113 159 (1,179) (683) Foreign exchange (gains) losses 749 6,499 (1,882) (4,541) 825 Adjusted EBITDA excluding asset dispositions and foreign exchange $ 71,281 $ 47,465 $ 46,002 $ 56,590 $ 221,338 Three Months Ended (1) Special items include the following: June 30, 2024 March 31, 2024 December 31, 2023 September 30, 2023 LTM PBH amortization $ 3,725 $ 3,726 $ 3,729 $ 3,751 $ 14,931 Merger and integration costs — — 347 738 1,085 Reorganization items, net — — — 3 3 Other special items(2) 2,914 1,346 1,873 2,966 9,099 $ 6,639 $ 5,072 $ 5,949 $ 7,458 $ 25,118

16 Adjusted Free Cash Flow Reconciliation (1) Other special items include professional services fees that are not related to ongoing business operations and other nonrecurring costs Three Months Ended ($000s) June 30, 2024 March 31, 2024 December 31, 2023 September 30, 2023 LTM Net cash provided by (used in) operating activities $ 33,665 $ 26,679 $ (9,499) $ 16,711 $ 67,556 Less: Maintenance capital expenditures (2,215) (4,949) (4,277) (4,656) (16,097) Free Cash Flow $ 31,450 $ 21,730 $ (13,776) $ 12,055 $ 51,459 Plus: Merger and integration costs — — 347 712 1,059 Plus: Reorganization items, net — — — 25 25 Plus: Other special items(1) 1,881 595 3,195 1,580 7,251 Adjusted Free Cash Flow $ 33,331 $ 22,325 $ (10,234) $ 14,372 $ 59,794

17 Operating Revenues and Flight Hours by Line of Service Three Months Ended June 30, 2024 March 31, 2024 December 31, 2023 September 30, 2023 LTM Operating revenues ($000s) Offshore energy services: Europe $ 99,741 $ 99,530 $ 99,066 $ 94,346 $ 392,683 Americas 97,752 88,515 89,200 91,099 366,566 Africa 40,998 32,653 31,695 27,545 132,891 Total offshore energy services 238,491 220,698 219,961 212,990 892,140 Government services 79,476 82,108 81,714 85,549 328,847 Fixed wing services 31,987 23,708 25,697 29,168 110,560 Other services 2,540 2,842 2,221 2,545 10,148 $ 352,494 $ 329,356 $ 329,593 $ 330,252 $ 1,341,695 Three Months Ended June 30, 2024 March 31, 2024 December 31, 2023 September 30, 2023 Flight hours by line of service Offshore energy services: Europe 9,826 9,488 10,412 10,783 Americas 11,028 10,048 10,105 9,767 Africa 4,594 3,683 3,938 3,572 Total offshore energy services 25,448 23,219 24,455 24,122 Government services 4,875 4,493 4,477 5,232 Fixed wing services 3,390 3,138 2,889 2,956 33,713 30,850 31,821 32,310

18 LTM Operating Revenues by Region Three Months Ended (in millions) June 30, 2024 March 31, 2024 December 31, 2023 September 30, 2023 LTM Revenues Europe $ 177.4 $ 178.9 $ 177.3 $ 176.8 $ 710.4 Americas 105.5 96.9 97.4 99.7 399.5 Africa 45.2 34.2 34.2 29.9 143.5 Asia Pacific 24.3 19.4 20.7 23.9 88.3 Total $ 352.4 $ 329.4 $ 329.6 $ 330.3 $ 1,341.7